Exhibit 10.38

SHORT FORM LEASE AGREEMENT

WPT LAND 2 LP,

as Landlord

AND

OCUGEN, INC.,

as Tenant

AT

5 Great Valley Parkway

Malvern, Pennsylvania 19355

TABLE OF CONTENTS

-i-

THIS LEASE AGREEMENT is made by and between WPT LAND 2 LP, a Delaware limited partnership (“Landlord”) and OCUGEN, INC., a Delaware corporation (“Tenant”) and is dated as of the date on which this Lease has been fully executed by Landlord and Tenant (the “Effective Date”).

For good and valuable consideration, the receipt and sufficiency of which we acknowledged, and the promises set forth herein, intending to be legally bound, Landlord and Tenant agree as follows:

1. Basic Lease Terms and Definitions.

(a)	Premises: Suite 160, as shown on Exhibit “A”, consisting of approximately two thousand six hundred thirty-nine (2,639) rentable square feet.

(b)	Building: 5 Great Valley Parkway, Malvern, Pennsylvania 19355, consisting of approximately sixty-five thousand forty-four (65,044) rentable square feet, being Tax Parcel No. 42-002-0012.03.

(c)	Term: Sixty (60) months (plus any partial month from the Commencement Date until the first day of the next full calendar month during the Term), subject to the renewal option provided in Section 4(c).

(d)

Commencement Date: The “Commencement Date” shall be the earlier of (i) the date of Substantial Completion (as defined hereunder) of the Tenant Improvements (as defined hereunder) to be performed by Landlord; or (ii) the date on which Tenant occupies the Premises.

(e)	Expiration Date: The last day of the Term.

(f)	Minimum Annual Rent: Payable in monthly installments as follows:

Lease Month	Monthly	Annual
1 - 12	$3,287.75	$39,453.05
13 - 24	$3,397.71	$40,772.55
25 - 36	$3,507.67	$42,092.05
37 - 48	$3,617.63	$43,411.55
49 - 60	$3,727.59	$44,731.05

(g)

Annual Operating Expenses: Landlord’s good faith estimate of Annual Operating Expenses for 2017 is Ten Dollars and Ten Cents ($10.10) per rentable square foot, including electricity which is budgeted at One Dollar and Ninety-Two Cents ($1.92) per rentable square foot. Accordingly, from and after the Commencement Date, Annual Operating Expenses shall be Twenty-Six Thousand Six Hundred Fifty-Three Dollars and Ninety Cents ($26,653.90), payable in equal monthly installments of Two Thousand Two Hundred Twenty-One and 16/100 Dollars ($2,221.16), subject to adjustment and reconciliation as provided in this Lease.

(h)	Tenant’s Share: 4.06%, obtained by dividing the rentable square feet of the Premises by the rentable square feet of the Building.

(i)	Use: General office and uses incidental thereto.

(j)	Security Deposit: Forty-Six Thousand Dollars ($46,000.00).

(k)	Addresses for Notices:

If to Landlord	With a copy to:

c/o Workspace Property Trust 700 Dresher Road Suite 150 Horsham, PA 19044 Attention: Roger W. Thomas, President	Workspace Property Trust 5 Great Valley Parkway Suite 209 Malvern, PA 19355 Attention: Catherine Bianco, Director of Leasing

If to Tenant: Prior to the Commencement Date: One Great Valley Parkway Suite 8 Malvern, PA 19355 Attention: Shamkar Musunuri On or after the Commencement Date: The Premises

(l)	Broker: None

(m)	Contents: The following are attached to and made a part of this Lease:

Exhibits:	“A” - Plan showing Premises
“B” - Building Rules
“C” - Estoppel Certificate Form
“D” - Cleaning Schedule
“E” - Payment Rider
“F” - Tenant Improvement Specifications

2. Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the right in common with others to use the Common Areas. Tenant accepts the Premises, Building and Common Areas “AS IS”, without relying on any representation, covenant or warranty by Landlord other than as expressly set forth in this Lease. Landlord and Tenant (a) acknowledge that all square foot measurements are approximate and (b) stipulate and agree to the rentable square footages set forth in Sections 1(a) and (b) above for all purposes with respect to this Lease. Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year, subject to events beyond the reasonable control of Landlord and closures of the Premises permitted under this Lease. “Common Areas” means all areas and facilities as provided by Landlord from time to time for the use or enjoyment of all tenants in the Building or Property, including, if applicable, lobbies, hallways, restrooms, elevators, driveways, sidewalks, parking, loading and landscaped areas. “Property” means the Land, the Building, and the Common Areas.

3. Use.

(a) Tenant shall occupy and use the Premises only for the Use specified in Section 1 above. Tenant waives any implied warranty of Landlord that the Premises are suitable for Tenant’s intended commercial purpose. Tenant shall not permit any conduct or condition which may endanger, disturb or otherwise interfere with any other Building occupant’s normal operations or with the management of the Building. Tenant may use all Common Areas only for their intended purposes. Landlord shall have exclusive control of all Common Areas at all times.

(b) Tenant shall have the right, at Tenant’s sole risk and responsibility, to use parking spaces at the Property as reasonably determined by Landlord pursuant to the Building Rules (as defined below). The parking facilities provided for herein are provided solely for the accommodation of Tenant, and Landlord assumes no responsibility or liability of any kind whatsoever from whatever cause with respect to the automobile parking areas, including adjoining streets, sidewalks and passageways, or the use thereof by Tenant or tenant’s employees, customers, agents, contractors or invitees. Tenant may not assign, transfer, sublease or otherwise alienate the use of the parking facilities without Landlord’s prior written consent. “Building Rules” means the rules and regulations attached to this Lease as Exhibit “B” as they may be amended from time to time.

4. Term; Option to Renew; Possession.

(a) Subject to extension of the Commencement Date pursuant to Section 29 below, the Term of this Lease shall commence on the Commencement Date and shall end on the Expiration Date, unless sooner terminated in accordance with this Lease. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant’s business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Premises except as expressly set forth in Section 29. Within five (5) days after receipt of a request from Landlord, Tenant shall execute and deliver a certificate in form reasonably required by Landlord confirming the Commencement Date and the Expiration Date, and the failure to do so shall not alter the terms of this Lease.

(b) Landlord shall not be liable for any loss or damage to Tenant resulting from any delay in delivering possession due to the holdover of any existing tenant or other circumstances outside of Landlord’s reasonable control.

(c) Provided that (i) this Lease is then in effect, (ii) Landlord has not provided notice of a default to Tenant more than two (2) times during the Term, (iii) no Event of Default has occurred and is continuing prior to the Expiration Date of the then current Term, (iv) there then exists no event that with the giving of notice and/or the passage of time would constitute a default, and (v) Tenant occupies all of the Premises, Tenant shall have the right and option to extend the Term of this Lease for one (1) additional period of sixty (60) months (the “Renewal Term”), commencing as of the date immediately following the Expiration Date of the Term, on the same terms and conditions as are in effect on the last day of the Term (except that the Minimum Annual Rent shall be increased as set forth below in Section 4(c)(i) of this Lease, no abatement or allowances shall be continued, and Tenant shall not have any further renewal rights), exercisable by giving Landlord prior written notice of Tenant’s election to extend the Term (the “Renewal Notice”), on or prior to the date which is twelve (12) months prior to the Expiration Date of the Term; it being agreed that time is of the essence (the “Renewal Option”). If and when the Renewal Term is in effect, all references to the Term of this Lease shall be deemed to mean the Renewal Term. This Renewal Option is personal to Tenant and is non-transferable to any assignee, subtenant (regardless of whether any such assignment or sublease was made with or without Landlord’s consent) or other party.

(i) The Minimum Annual Rent for each year of the Renewal Term shall be equal to the greater of (y) the Minimum Annual Rent payable in the immediately preceding Lease Year, with annual increases at the rate of fifty cents ($0.50) per rentable square foot; or (z) one hundred percent (100%) of the FMR value of the Premises (with yearly escalations) applicable at the time Tenant exercises such option (but in no event prior to the date that is twelve (12) months before the Expiration Date of the Term). “Lease Year” means the period from the Commencement Date through the succeeding twelve (12) full calendar months (including for the first Lease Year any partial month from the Commencement Date until the first day of the first full calendar month) and each successive twelve (12 -month period thereafter during the Term, and any Renewal Term. Unless Landlord accepts as Tenant’s Minimum Annual Rent obligation for each year of the additional period an amount equal to the Minimum Annual Rent payable in the immediately preceding Lease Year, with annual increases of fifty cents ($0.50) per rentable square foot (the “Prior Rent Alternative”), within thirty (30) days after Landlord receives notice of Tenant’s Renewal Notice, but in no event prior to the date that is twelve (12) months before the Expiration Date of the Term, Landlord will give notice to Tenant (the “Rent Notice”) of Landlord’s opinion of the FMR and comparing the FMR to the Minimum Annual Rent payable in the immediately preceding Lease Year. If Tenant does not respond to the Rent Notice within fifteen (15) days after receiving it, Landlord’s opinion of the FMR shall be deemed accepted as the Minimum Annual Rent due for each Lease Year of the Renewal Term. If, during such fifteen (15) day period, Tenant gives Landlord notice that Tenant contests Landlord’s determination of the FMR (an “Objection Notice”), which notice must contain therein Tenant’s opinion of the FMR (including yearly escalations), the parties shall then negotiate to determine a FMR (with yearly escalations) acceptable to both parties to arrive at a mutually agreeable Minimum Annual Rent for each Lease Year of the Renewal Term, which, in no event, shall be less than the Prior Rent Alternative. If and when the parties come to an agreement, they will both execute an amendment to this Lease establishing the Minimum Annual Rent for each Lease Year of the Renewal Term. If, within fifteen (15) days after Landlord’s receipt of the Objection Notice, the parties have not signed such an amendment to this Lease, then each of the Renewal Option and the Renewal Notice shall be terminated and void, and Tenant shall not have any right to renew the Term.

(ii) As used in this Lease, the term “FMR” shall mean, as of the date in question, the then current annual rental charge, including provisions for subsequent increases and other adjustments for leases or agreements to lease then currently being negotiated, or executed in comparable space located in the Building, the office park of which the Building is a part, and leases or agreements to lease then currently being negotiated or executed for comparable space located elsewhere in office buildings located in the Great Valley Corporate Center / Route 202 submarket, for a term commencing on or about the then scheduled Expiration Date of this Lease. In determining FMR, the following factors, among others, shall be taken into account and given effect: size, location of premises, lease term, condition of the building, condition of the premises, economic concessions (including free rent, tenant improvements being performed by landlords for tenants, or tenant improvement allowances being granted by landlords to tenants), then being granted by landlords to tenants and services provided by landlords.

5. Rent; Taxes. This is a “triple net” lease and the Minimum Annual Rent payments due from Tenant do not include any Annual Operating Expenses, other additional Rent, or utilities, which amounts are Tenant’s responsibility as set forth herein. Accordingly, Tenant agrees to pay to Landlord, without demand, deduction or offset, Minimum Annual Rent, Annual Operating Expenses, and other additional Rent (collectively, the “Monthly Rent”), in advance, on the first day of each calendar month during the Term, to Landlord’s address set forth on the “Payment Rider” attached hereto as Exhibit “E” (unless Landlord designates otherwise) or if required by Landlord to an account selected by Landlord by direct payment, in which event Tenant shall execute and deliver a direct payment authorization within five (5) days after receipt of Landlord’s notice. If the Commencement Date is not the first day of the month, the Monthly Rent for that partial month shall be apportioned on a per diem basis and shall be paid on or before the Commencement Date. Tenant shall pay Landlord a service and handling charge equal to five percent (5%) of any Rent not paid within five (5) days after the date due. In addition, any Rent, including such charge, not paid within five (5) days after the due date will bear interest at the at the rate of One and One-Half Percent (1 1/2%) per month (the “Interest Rate”) from the date due to the date paid. Tenant shall pay before delinquent all taxes or other charges levied or assessed upon, measured by, or arising from: (a) the conduct of Tenant’s business; (b) Tenant’s leasehold estate; or (c) Tenant’s property. Additionally, Tenant shall pay to Landlord all sales, use, transaction privilege, or other excise tax that may at any time be levied or imposed upon, or measured by, any amount payable by Tenant under this Lease. “Rent” means the Minimum Annual Rent, Annual Operating Expenses, and any other additional amounts payable by Tenant to Landlord under this Lease.

6. Operating Expenses.

(a) The amount of the Annual Operating Expenses set forth in Section 1(g) above represents Tenant’s Share of the estimated Operating Expenses for the calendar year 2016, and includes the cost of electricity and other utilities and services supplied to the Premises, except as set forth in Section 7 of this Lease. Landlord may adjust such amount from time to time if the estimated Annual Operating Expenses increase or decrease; Landlord may also invoice Tenant separately from time to time for Tenant’s Share of any extraordinary or unanticipated Operating Expenses. By April 30th of each year (and as soon as practical after the expiration or termination of this Lease or, at Landlord’s option, after a sale of the Property), Landlord shall provide Tenant with a statement of Operating Expenses for the preceding calendar year or part thereof. Within thirty (30) days after delivery of the statement to Tenant, Landlord or Tenant shall pay to the other the amount of any overpayment or deficiency then due from one to the other or, at Landlord’s option, Landlord may credit Tenant’s account for any overpayment. If Tenant does not give Landlord notice within thirty (30) days after receiving Landlord’s statement that Tenant disagrees with the statement and specifying the items and amounts in dispute, Tenant shall be deemed to have waived the right to contest the statement. Landlord’s and Tenant’s obligation to pay any overpayment or deficiency due the other pursuant to this Section 6 shall survive the expiration or termination of this Lease. Notwithstanding any other provision of this Lease to the contrary, Landlord may, in its reasonable discretion, determine from time to time the method of computing and allocating Operating Expenses, including the method of allocating Operating Expenses to various types of space within the Building to reflect any disparate levels of services provided to different types of space. If the Building is not fully occupied during any period, Landlord may make a reasonable adjustment based on occupancy in computing the Operating Expenses for such period so that Operating Expenses are computed as though the Building had been fully occupied.

(b) “Operating Expenses” means all costs, fees, charges and expenses incurred or charged by Landlord in connection with the ownership, operation, maintenance and repair of, and services provided to, the Property, including, but not limited to, and to the extent not otherwise payable by Tenant pursuant to this Lease, (i) the charges at standard retail rates for any services provided by Landlord pursuant to Section 7 of this Lease, (ii) the cost of insurance carried by Landlord pursuant to Section 8 of this Lease together with the cost of any deductible paid by Landlord in connection with an insured loss, (iii) Landlord’s cost to Maintain (as defined hereunder) the Property pursuant to Section 9 of this Lease, including without limitation, fire protection, trash collection, janitorial services pursuant to Section 7(c) below, water, sewer, electricity, gas and power, heating, ventilation and air conditioning (“HVAC”) in season during the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday (legal holidays excepted; see Section 7(c) for after hours use) (“Normal Business Hours”), roof maintenance, elevator maintenance, HVAC unit maintenance, interior and exterior landscaping, snow and ice removal, cleaning, and exterminating, (iv) personnel, vehicles, and supplies, (v) all levies, taxes (including real estate taxes, sales taxes and gross receipt taxes), assessments, liens, license and permit fees, together with the reasonable cost of contesting any of the foregoing, which are applicable to the Term, and which are imposed by any authority or under any Law, or pursuant to any recorded covenants or agreements, upon or with respect to the Property pursuant to Section 5 of this Lease, or any improvements thereto, or directly upon this Lease or the Rent or upon amounts payable by any subtenants or other occupants of the Premises, or against Landlord because of Landlord’s estate or interest in the Property, (vi) the annual amortization (over their estimated economic useful life or payback period, whichever is shorter) of the costs (including reasonable financing charges) of capital improvements or replacements (a) required by any Laws, (b) made for the purpose of reducing Operating Expenses, or (c) made for the purpose of directly enhancing the safety of tenants in the Building, (vii) a management and administrative fee equal to five percent (5%) of gross rents (i.e. Minimum Annual Rent, Annual Operating Expenses, and any additional Rent) from the Property, and (viii) costs to process the certification or re-certification of the Building pursuant to any applicable environmental rating system (such as Energy Star or LEED), including, applying, reporting, tracking and related reasonable consultant’s fees associated therewith. As used herein, “Laws” means any and all present or future federal, state and local laws, statutes, ordinances, rules, orders, regulations, guidelines, common law, and any and all governmental, judicial or administrative orders, directives, decrees, judgments, injunctions, and agreements, and any and all other requirements of federal, state or local governmental authorities or of any private association or contained in any restrictive covenants or other declarations or agreements, now or subsequently pertaining to the Property or the use and occupation of the Property.

(c) The foregoing notwithstanding, Operating Expenses will not include: (i) depreciation on the Building, (ii) financing and refinancing costs (except as provided above), interest on debt or amortization payments on any Mortgage (as defined hereunder), or rental under any ground or underlying lease, or (iii) income, excess profits or corporate capital stock tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any taxes includable in Operating Expenses above. If Landlord elects to prepay real estate taxes during any discount period, Landlord shall be entitled to the benefit of any such prepayment. Landlord shall have the right to directly perform (by itself or through an affiliate) any services provided under this Lease provided that the Landlord’s charges included in Operating Expenses for any such services shall not exceed competitive market rates for comparable services.

7. Utilities; Services.

(a) With the exception of Tenant’s Share of the utilities and services included as part of the Operating Expenses in Section 6(b) above, Tenant shall directly pay for telephone, internet and other communication services and any other utilities or services supplied to the Premises. Except to the extent Landlord elects to provide any such services and invoice Tenant for the cost or include the cost in Operating Expenses, Tenant shall obtain such service in its own name and timely pay all charges directly to the provider(s). Landlord shall not be responsible or liable for any interruption in such services, nor shall such interruption affect the continuation or validity of, or constitute a Landlord default under, this Lease. Landlord shall have the exclusive right to select, and to change, the companies providing such services to the Building or Premises. Any wiring, cabling or other equipment necessary to connect Tenant’s telecommunications equipment shall be Tenant’s responsibility, and shall be installed in a manner approved by Landlord. If because of Tenant’s density, equipment or other Tenant circumstances, Tenant’s consumption of any utility or other service included in Operating Expenses or demands on the Building Systems are in excess of those of a typical user of office space in the Building, or in buildings in the Horsham Township area, Landlord may install supplemental equipment and meters at Tenant’s expense, and may invoice Tenant separately for, and Tenant shall pay on demand, the cost of Tenant’s excessive consumption or use, as reasonably determined by Landlord. Landlord shall have the option, at any time during the Term or extension thereof, to exclude any utility service from Operating Expenses, in which case, Landlord may either: (i) provide any such services and invoice Tenant for the cost; or (ii) require Tenant to obtain service in its own name and timely pay all charges directly to the provider.

(b) Tenant acknowledges that Landlord has no obligation to provide surveillance or security in or about the Premises or the Building, its parking or access areas, or in or about the Land. Landlord shall have no liability in connection with the decision whether or not to provide, or any failure of, such services and Tenant hereby waives all claims based thereon. “Land” means the lot or plot of land on which the Building is situated or the portion thereof allocated by Landlord to the Building. Tenant acknowledges and agrees that Landlord shall have no liability for any failure of any security personnel, mechanical surveillance or other security or surveillance measures to prevent the occurrence of any theft, vandalism or any other criminal or like causes (or the failure to apprehend the perpetrators of such acts), whether provided by Tenant or Landlord, and Landlord shall not be liable for losses due to theft, vandalism, or any other criminal or like causes. Tenant shall defend, indemnify, and hold Landlord harmless from any such claims made by any employee, licensee, invitee, contractor, agent or other person whose presence in, on or about the Premises or the Building is attendant to the business of Tenant.

(c) Landlord will furnish the following services for the normal use and occupancy of the Premises for general office purposes, the costs of which are included as part of Operating Expenses: (i) electricity, gas and power; (ii) HVAC in season during Normal Business Hours, (iii) water, (iv) sewer, (v) trash removal and janitorial services pursuant to the cleaning schedule attached as Exhibit “D” and (vi) such other services Landlord reasonably determines are appropriate or necessary. If Tenant requests, and if Landlord is able to furnish services in addition to those identified above, including HVAC service outside of Normal Business Hours, Tenant shall pay Landlord’s reasonable charge for such supplemental services. Tenant acknowledges that Landlord has no obligation to provide any additional services in or about the Premises or the Building, its parking or access areas, or in or about the Land.

8. Insurance; Waivers; Indemnification.

(a) Landlord will at all times during the Term carry a policy of insurance which insures the Building, including the Premises, if any, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by a standard fire insurance policy); provided, however, that Landlord will not be responsible for, and will not be obligated to insure against, any loss of or damage to any personal property or trade fixtures of Tenant or any alterations which Tenant may make to the Premises or any loss suffered by Tenant due to business interruption. All insurance maintained by Landlord pursuant to this Section 8 may be effected by blanket insurance policies.

(b) On or before Tenant’s entry into the Premises, Tenant will obtain and have and shall thereafter keep in full force and effect at all times until the expiration of the Term of this Lease, insurance coverage as follows:

(i) Comprehensive general liability insurance policy on an ISO CG 00 01 form, on an occurrence basis, providing coverage for claims for bodily injury, personal injury and property damage occurring on, in or about the Premises with a per occurrence/per offense limit of at least Three Million and 00/100 Dollars ($3,000,000.00) with no deductible or self-insured retention unless specifically approved by Landlord. Defense costs shall be in addition to the policy limits. Such insurance shall provide coverage for all of Tenant’s operations and shall include contractual liability coverage, including coverage applicable to the Tenant’s indemnity requirements herein, and shall include an endorsement naming Landlord, Workspace Property Management, L.P., Workspace Property Trust, L.P. and each of their respective directors, officers, shareholders, members, employees, associated and affiliated entities, ground lessors, any

Mortgagees (as defined hereunder), and any other party as designated by Landlord (hereinafter “Landlord Additional Insureds”) as additional insureds on a primary and non-contributory basis for all liability, claims, costs, damages, and expenses arising out or resulting from Tenant’s acts, omissions, operations, occupancy, use, control, and/or tenancy of the Premises. This insurance may be effected by a combination of a primary general liability policy and an excess liability policy provided the limit of the primary general liability policy is not less than One Million and 00/100 Dollars ($1,000,000.00) per occurrence and the excess liability policy follows form. Any aggregate under the policy(ies) shall apply separately to the Premises. Such policy(ies) shall include a severability of interest condition or clause providing coverage to each insured as if such insured was the only insured under the policy.

(ii) workers’ compensation insurance in statutory amounts and in accordance with the laws of the state in which the Premises are located and employers’ liability insurance with limits not less than Five Hundred Thousand and 00/100 Dollars ($500,000.00) bodily injury by accident and bodily injury by disease. Such insurance shall cover all individuals employed at or retained on behalf of Tenant with respect to the Premises.

(iii) all risk property insurance upon property of every description and kind owned by Tenant and/or under Tenant’s care, custody or control and/or for which Tenant is responsible located at the Premises or for which Tenant is legally liable or installed by or on behalf of Tenant. Such insurance shall be in an amount equal to the full replacement cost thereof. Such policy shall also include coverage for business interruption and extra expense in an amount and with coverage adequate to indemnify Tenant for its loss of business and costs of operations for a period of at least twelve (12) months. The deductible under such policy shall not exceed Five Thousand and 00/100 Dollars ($5,000.00) unless specifically approved by Landlord.

(iv) insurance for such other hazards and in such amounts as Landlord may reasonably require and as at the time are commonly insured against with respect to property similar in character, general location and use and occupancy to the Premises or as required by any Mortgagee in amounts reasonably determined by Landlord. If, by reason of changed economic conditions, the insurance amounts referred to in this Section 8(b) become inadequate, Tenant agrees to increase the amounts of such insurance promptly upon Landlord’s reasonable request. If the forms of policies, endorsements, certificates, or evidence of insurance required by this Section 8(b) are superseded or discontinued, Landlord may require other equivalent or better forms.

All of Tenant’s insurance policies shall be issued by insurers authorized to issue such insurance, licensed to do business and admitted in the state in which the Property is located and rated at least A-VIII in the most current edition of Best’s Insurance Reports, shall be in a form and with terms and conditions acceptable to Landlord, shall include a waiver of subrogation against Landlord Additional Insureds, to the extent permitted by law, and shall provide an undertaking by the insurers to provide at least thirty (30) days prior written notice to Landlord and Landlord’s Mortgagee prior to any material change, reduction in coverage or cancellation of any of the insurance policies required herein (ten (10) days in the event of non-payment of premium). Tenant shall deliver to Landlord, within five (5) days after the date of this Lease or any earlier date on which Tenant accesses the Premises, and at least five (5) days prior to the date of each policy renewal, a certificate of insurance, in a form acceptable to Landlord, evidencing such coverage and including all policy forms and endorsements requested by Landlord. Tenant shall provide complete copies of its insurance policies to Landlord within fifteen (15) days of Landlord’s request. It is understood and agreed that Tenant’s insurance policies shall be primary to any separate coverage carried by any Landlord Additional Insured. Any other insurance carried by Landlord Additional Insureds shall be excess of and non-contributory with Tenant’s insurance. The minimum limits of Tenant’s liability insurance and other requirements designated in this Section shall in no way limit or diminish Tenant’s liability including Tenant’s indemnification obligations under this Lease. Further, in the event Tenant maintains insurance with limits greater than those required herein, the limits required herein shall be deemed amended to be such higher limit and Landlord Additional Insureds shall be entitled to the benefit of such higher limit and coverage to the fullest extent of such insurance. Acceptance by Landlord of delivery of any certificates of insurance does not constitute approval or agreement by Landlord that the insurance requirements in this Section 8(b) have been met, and failure of Landlord to demand such evidence of full compliance with these insurance requirements or failure of Landlord to identify a deficiency from certificates or evidence provided will not be construed as a waiver of Tenant’s obligation to maintain such insurance.

(c) Tenant will not do or allow anything to be done on the Premises which will increase the rate of fire insurance on the Building from that of a general office building. If any use of the Premises by Tenant results in an increase in the fire insurance rate(s) for the Building, Tenant will pay Landlord, as additional Rent, any resulting increase in premiums irrespective of whether Landlord shall have consented to Tenant’s act. If Tenant installs any electrical equipment which overloads the electrical lines, Tenant shall, at its own expense, make all changes to its Premises and install any fire extinguishing equipment and/or other safeguards that Landlord’s insurance underwriters or applicable fire, safety and building codes and regulations may require. Nothing herein contained shall be deemed to constitute Landlord’s consent to such overloading.

Tenant’s insurance obligations set forth in Section 8(b)(i) and (ii) above shall continue in effect throughout the Term and after the Term as long as Tenant, or anyone claiming by, through or under Tenant, occupies all or any part of the Premises.

(d) Tenant shall not be permitted to satisfy any of its insurance obligations set forth in this Lease through any self-insurance or self-insured retention in excess of Twenty-Five Thousand and 00/100 Dollars ($25,000.00).

(e) Landlord and Tenant each waive, and release each other from and against, all claims for recovery against the other for any loss or damage to the property of such party arising out of fire or other casualty coverable by a standard “Causes of Loss-Special Form” property insurance policy with, in the case of Tenant, such endorsements and additional coverages as are considered good business practice in Tenant’s business, even if such loss or damage shall be brought about by the fault or negligence of the other party or its Agents; provided, however, such waiver by Landlord shall not be effective with respect to Tenant’s liability described in Sections 9(b) and 10(d). “Agents” of a party means such party’s employees, agents, representatives, contractors, licensees or invitees. This waiver and release is effective regardless of whether the releasing party actually maintains the insurance described above in this subsection and is not limited to the amount of insurance actually carried, or to the actual proceeds received after a loss. Each party shall have its insurance company that issues its property coverage waive any rights of subrogation, and shall have the insurance company include an endorsement acknowledging this waiver, if necessary. Tenant assumes all risk of damage of Tenant’s property within the Real Property and any resulting loss of use or business interruption, including, but not limited to, any loss or damage caused by water leakage, fire, windstorm, explosion, theft, act of any other tenant, or other cause. Landlord and Tenant acknowledge that the insurance requirements of this Lease reflect their mutual recognition and agreement that each party will look to its own insurance and that each can best insure against loss to its property and business no matter what the cause.

(f) Subject to subsection 8(c) above, and except to the extent caused by the gross negligence or willful misconduct of Landlord or its Agents, Tenant will indemnify, defend, and hold harmless Landlord and its Agents from and against any and all claims, actions, damages, liability and expense (including reasonable fees of attorneys, investigators and experts) which may be asserted against, imposed upon, or incurred by Landlord or its Agents and arising out of or in connection with loss of life, personal injury or damage to property in or about the Premises or arising out of the occupancy or use of the Property by Tenant or its Agents or occasioned wholly or in part by any act or omission of Tenant or its Agents, whether prior to, during or after the Term. Tenant’s obligations pursuant to this subsection 8(f) shall survive the expiration or termination of this Lease.

9. Maintenance and Repairs.

(a) Landlord shall Maintain the Building footings, foundation, structural steel columns and girders (the “Building Structure”) at Landlord’s sole expense. Subject to reimbursement as an Operating Expense, Landlord shall Maintain: (i) the exterior utility lines and facilities to the point of connection to/distribution within the Building (unless maintained by the applicable utility company); (ii) the Building (excluding the Building Structure), including the Premises (except to the extent of Tenant’s obligations set forth in Section 9(b) hereof), (iii) the Building Systems, (iv) the Common Areas, and (v) any other improvements owned by Landlord located on the Property. If Tenant becomes aware of any condition that is Landlord’s responsibility to repair, Tenant shall promptly notify Landlord of the condition. Moreover, regardless of who bears responsibility for repair, Tenant shall immediately notify Landlord if Tenant becomes aware of any areas of water intrusion or mold growth in or about the Premises. “Maintain” means to provide such maintenance, repair and, to the extent necessary and appropriate, replacement, as may be needed to keep the subject property in good condition and repair. Maintenance also includes utilizing such building-performance assessment tools and energy-optimizing practices that Landlord in its discretion reasonably deems necessary and appropriate for planning, designing, installing, testing, operating and maintaining the Building Systems and Common Areas in an energy efficient manner and providing a safe and comfortable work environment, with a view toward achieving improved overall Building performance and minimizing the Building’s impact on the environment. “Building Systems” means any electrical, mechanical, structural, plumbing, heating, ventilating, air conditioning, sprinkler, life safety or security systems serving the Building.

(b) Except as provided in subsection 9(a) above, Tenant, at its sole cost and expense, shall Maintain the Premises and all fixtures and equipment in the Premises. Tenant, at its sole expense, shall keep the Premises in a neat and orderly condition. Alterations, repairs and replacements to the Property, including the Premises, made necessary because of Tenant’s Alterations or installations, any use or circumstances special or particular to Tenant, or any act or omission of Tenant or its Agents shall be made at the sole expense of Tenant to the extent not covered by any applicable insurance proceeds paid to Landlord.

10. Compliance.

(a) Tenant will, at its expense, promptly comply with all Laws now or subsequently pertaining to the Premises or Tenant’s use or occupancy. Tenant will pay any taxes or other charges by any authority on Tenant’s property or trade fixtures or relating to Tenant’s use of the Premises. Neither Tenant nor its Agents shall use the Premises in any manner that under any Law would require Landlord to make any Alteration to or in the Building or Common Areas (without limiting the foregoing, Tenant shall not use the Premises in any manner that would cause the Premises or the Property to be deemed a “place of public accommodation” under the ADA if such use would require any such Alteration). Tenant shall be responsible for compliance with the ADA, and any other Laws regarding accessibility, with respect to the Premises. “ADA” means the Americans with Disabilities Act of 1990 (42 U.S.C. § 1201 et seq.), as amended and supplemented from time to time.

(b) Tenant will comply, and will cause its Agents to comply, with the Building Rules. Landlord may adopt, and Tenant shall comply with, reasonable rules and regulations to promote energy efficiency, sustainability and environmental standards for the Property, as the same may be changed from time to time upon reasonable notice to Tenant.

(c) Tenant agrees not to do anything or fail to do anything which will increase the cost of Landlord’s insurance or which will prevent Landlord from procuring policies (including public liability) from companies and in a form satisfactory to Landlord, including as set forth in Section 8(c) above. If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as additional Rent within thirty (30) days after being billed.

(d) Tenant agrees that (i) no activity will be conducted on the Premises that will use or produce any Hazardous Materials, except for activities which are part of the ordinary course of Tenant’s business and are conducted in accordance with all Environmental Laws (“Permitted Activities”); (ii) the Premises will not be used for storage of any Hazardous Materials, except for materials used in the Permitted Activities which are properly stored in a manner and location complying with all Environmental Laws; (iii) no portion of the Premises or Property will be used by Tenant or Tenant’s Agents for disposal of Hazardous Materials; (iv) Tenant will deliver to Landlord copies of all material Safety Data Sheets and other written information prepared by manufacturers, importers or suppliers of any chemical; (v) Tenant will immediately notify Landlord of any violation by Tenant or Tenant’s Agents of any Environmental Laws or the release or suspected release of Hazardous Materials in, under or about the Premises, and Tenant shall immediately deliver to Landlord a copy of any notice, filing or permit sent or received by Tenant with respect to the foregoing; and (vi) Tenant will cooperate with Landlord, any Mortgagee or any purchaser of the Property in their environmental assessments of the Property, including without limitation, participation in interviews regarding the uses and environmental conditions at or affecting the Property, and providing reasonable access to the Premises. “Environmental Laws” means all present or future federal, state or local laws, ordinances, rules or regulations (including the rules and regulations of the federal Environmental Protection Agency and comparable state agency) relating to the protection of human health or the environment. “Hazardous Materials” means pollutants, contaminants, toxic or hazardous wastes or other materials the removal of which is required or the use of which is regulated, restricted, or prohibited by any Environmental Law. If at any time during or after the Term, any portion of the Property is found to be contaminated by Tenant or Tenant’s Agents or subject to conditions prohibited in this Lease caused by Tenant or Tenant’s Agents, Tenant will indemnify, defend and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, attorneys’ fees, damages and obligations of any nature arising from or as a result thereof, and Landlord shall have the right to direct remediation activities, all of which shall be performed at Tenant’s cost. Tenant’s obligations pursuant to this subsection shall survive the expiration or termination of this Lease. “Mortgage” means any mortgage, deed of trust or other lien or encumbrance on Landlord’s interest in the Property or any portion thereof, including without limitation any ground or master lease if Landlord’s interest is or becomes a leasehold estate. “Mortgagee” means the holder of any Mortgage, including any ground or master lessor if Landlord’s interest is or becomes a leasehold estate.

11. Signs. Landlord will furnish Tenant Building standard identification signage on the interior Building directory, if applicable, and on or beside the main entrance door to the Premises in accordance with Landlord’s standard graphics program for the Building. Except as expressly permitted in this Section 11, Tenant shall not place any signs, graphics, notice, picture, placard or poster, or any advertising matter whatsoever on the exterior of the Building, or the Property without the prior consent of Landlord, in its sole discretion, other than signs that are located wholly within the interior of the Premises and not visible from the exterior of the Premises. Tenant shall maintain all signs installed by Tenant in good condition. Tenant shall remove its signs at the termination of this Lease, shall repair any resulting damage, and shall restore the Premises and/or the Property to its condition existing prior to the installation of Tenant’s signs. Landlord shall have the right to install and maintain signs on the exterior and interior of the Building. Tenant will not have the right to have additional names placed on the Building directory without Landlord’s prior written consent. Tenant shall bear the cost of any additional names placed on the Building directory approved by Landlord or any changes required to any existing sign due to a name change by Tenant. In the event that Tenant desires to change its name on the Building directory or on any sign, Tenant shall provide an explanation to Landlord of the circumstances prompting the need for such name change. If any sign for which this Lease requires Landlord’s approval has not been approved by Landlord is displayed, then Landlord shall, upon reasonable prior notice to Tenant, have the right to remove such sign at Tenant’s expense or to require Tenant to do the same.

12. Alterations.

(a) Except for non-structural Alterations that (i) do not exceed Ten Thousand and 00/100 Dollars ($10,000.00) in the aggregate, (ii) are not visible from the exterior of the Premises, (iii) do not affect any Building System or the structural strength of the Building, (iv) do not require penetrations into the floor, ceiling or walls, and (v) do not require work within the walls, below the floor or above the ceiling, Tenant shall not make or permit any Alterations in or to the Premises without first obtaining Landlord’s consent, which consent shall not be unreasonably withheld. With respect to any Alterations made by or on behalf of Tenant (whether or not the Alteration requires Landlord’s consent): (i) not less than ten (10) days prior to commencing any Alteration, Tenant shall deliver to Landlord the plans, specifications and necessary permits for the Alteration, together with certificates evidencing that Tenant’s contractors and subcontractors have adequate insurance coverage naming Landlord, Workspace Property Trust, L.P. and Workspace Property Management, L.P. and any other associated or affiliated entity or any Mortgagee if Landlord, as their interests may appear as additional insureds; (ii) Tenant shall obtain Landlord’s prior written approval of any contractor or subcontractor; (iii) the Alteration shall be constructed with new materials, in a good and workmanlike manner, and in compliance with all Laws and the plans and specifications delivered to, and, if required above, approved by Landlord; (iv) the Alteration shall be performed in accordance with Landlord’s reasonable requirements relating to sustainability and energy efficiency; (v) Tenant shall pay Landlord all reasonable costs and expenses in connection with Landlord’s review of Tenant’s plans and specifications, and of any supervision or inspection of the construction Landlord deems necessary; and (vi) upon Landlord’s request Tenant shall, prior to commencing any Alteration, provide Landlord reasonable security against liens arising out of such construction. “Alteration(s)” means any addition, alteration or improvement to the Premises or Property, as the case may be. Any Alteration by Tenant shall be the property of Tenant until the expiration or termination of this Lease; at that time without payment by Landlord the Alteration shall remain on the Property and become the property of Landlord unless Landlord gives notice to Tenant to remove it, in which event Tenant will remove it, will repair any resulting damage and will restore the Premises to the condition existing prior to Tenant’s Alteration. At Tenant’s request prior to Tenant making any Alterations, Landlord will notify Tenant whether Tenant is required to remove the Alterations at the expiration or termination of this Lease. As set forth in Section 29(b), Tenant may install its trade fixtures, furniture and equipment in the Premises, provided that the installation and removal of them will not affect any structural portion of the Property, any Building System or any other equipment or facilities serving the Building or any occupant.

(b) For any Alterations, Tenant shall pay Landlord a construction supervision fee equal to five percent (5%) of Tenant’s total construction costs. Landlord’s review or approval of any Alterations or plans or specifications therefor shall not be a representation or warranty of Landlord that such Alterations, plans or specifications are fit for any use or comply with any Legal Requirements, and Tenant shall have no right to rely upon any review or approval. Landlord shall have no liability to Tenant or any third party by reason of such review or approval, and any such review and approval shall be for Landlord’s own benefit.

(c) All workmen and mechanics performing any Alterations must work in harmony and not interfere with labor employed by Landlord, Landlord’s contractors or labor employed by any other tenants or their contractors. If at any time during the course of the Alterations, any workmen or mechanics performing the Alterations are unable to work in harmony, or interfere, with labor employed by Landlord, Landlord’s contractors or by any other tenants or their contractors, then the approval granted by Landlord to Tenant for the subject Alterations may be withdrawn by Landlord upon forty eight (48) hours’ written notice to Tenant, and Tenant shall thereafter cause the Alterations to cease and shall, at Landlord’s sole option, restore the Demised Premises to the condition as existed prior to the commencement of such Alterations. Tenant shall indemnify, defend and hold Landlord harmless from and against any claim, liability or other losses in any way arising from labor disharmony in connection with any Alterations or any other contractors or employees of Tenant, its subtenants, successors or assigns. Landlord reserves the right to require Tenant to use contractors designated by Landlord, in its sole discretion, for Alterations that are performed in secure areas of the Building or other portions of the Building outside of the Premises or which impact any Building Systems.

13. Mechanics’ Liens. Except to the extent contracted for by Landlord, the interest of Landlord in the Premises and the Property shall not be subject in any way to any liens, including real estate commission liens and construction liens for improvements to or other work performed by or on behalf of Tenant. Tenant promptly shall pay for any labor, services, materials, supplies or equipment furnished to Tenant in or about the Premises. Tenant shall keep the Premises and the Property free from any liens arising out of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant. Tenant shall take all steps permitted by law in order to avoid the imposition of any such liens including a written provision in all construction contracts for suppliers of labor, services, materials and equipment, approved in writing by Landlord prior to execution, that this Lease prohibits mechanics/construction liens against the Premises and the Property. Should any such lien or notice of such lien be filed against the Premises or the Property, Tenant shall discharge the same by bonding or otherwise within fifteen (15) days after Tenant has notice that the lien or claim is filed regardless of the validity of such lien or claim. It is further understood and agreed that under no circumstance is the Tenant to be deemed the agent of Landlord for any Alteration, repair, or construction within the Premises, the same being done at the sole expense and request of Tenant and not as an express or implied agent of Landlord. All contractors, materialmen, suppliers, mechanics, and laborers are hereby charged with notice that they must look only to Tenant for the payment of any charge for work done or materials furnished upon the Premises in connection with any Alterations, repair or construction by Tenant within the Premises during the Term.

14. Landlord’s Right of Entry and Change.

(a) Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times following reasonable notice (except in an emergency) to inspect, Maintain, or make Alterations to the Premises or Property (but not to undertake any alterations or construction that is intended to benefit any subsequent tenant of all or any part of the Premises), to exhibit the Premises for the purpose of sale or financing, and, during the last twelve (12) months of the Term, to exhibit the Premises to any prospective tenant. Landlord will make reasonable efforts not to inconvenience Tenant in exercising such rights, but Landlord shall not be liable for any interference with Tenant’s occupancy resulting from Landlord’s entry.

(b) In addition to any other rights provided for herein, Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, person, or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim: (i) to name the Building and to change the name or street address of the Building or the roads leading to and from the Building or the Land; (ii) to relocate various facilities within the Building and on the Land, including, without limitation, lobby areas, mechanical areas, entrances or passageways, doors or doorways, corridors, elevators, stairs, toilets or other common areas; access to and from the Building; or the configuration of the parking areas; (iii) to install vending machines of all kinds in the Building and to receive all of the revenue derived therefrom; (iv) when reasonably necessary to temporarily close parking areas, walkways, drives, entrances, doors, corridors, elevators or other facilities; (v) to subdivide the Property; (vi) to subject all or any part of the Property to a condominium regime; or (vii) to pursue, or allow any tenant or prospective Property purchaser to pursue, any variance or other zoning relief which Landlord shall, in its good faith judgment, determine to be advisable.

(c) No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in this Lease. Any diminution or shutting off of light air or view by any structure which may be erected on lands adjacent to the Building shall in no way effect this Lease or impose any liability on Landlord.

(d) Landlord, at its expense, at any time before or during the Term, may relocate Tenant from the Premises to space of reasonably comparable size, utility and improvements (“Relocation Space”) within the Building or business park of which the Building is a part, provided that such other building is located on Great Valley Parkway east of Route 29 or on Country View Road, upon one hundred twenty (120) days prior notice to Tenant. Prior to selecting the Relocation Space, Landlord shall show to Tenant such premises that might be suitable as the Relocation Space. Such Relocation Space shall be functionally comparable to the Premises for the operation of Tenant’s business (considering without limitation window line, office sizes, reception area and conference room sizes, and shall have the substantially the same decor and level of interior finish as the Premises, including entry doors, reception area, conference rooms, kitchen/ pantry, office doors, floor coverings, ceiling grids and tiles, light fixtures, and all millwork (or such other decor which Tenant in its sole and absolute discretion may approve) From and after the date of the relocation, the Minimum Annual Rent and Tenant’s Share will be adjusted based upon the gross rentable area of the Relocation Space; but in no event will the Minimum Annual Rent or Tenant’s Share increase as a result of such relocation. Landlord will pay Tenant the actual, reasonable out of pocket moving costs incurred by Tenant in connection with such relocation. Landlord will have no liability for any interference with Tenant’s business resulting from such relocation.

15. Damage by Fire or Other Casualty. If the Premises or Common Areas shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord, subject to the conditions set forth in this Section, shall repair such damage and restore the Premises or Common Areas to substantially the same condition in which they were immediately prior to such damage or destruction, but not including the repair, restoration or replacement of the fixtures, equipment, or Alterations installed by or on behalf of Tenant. Landlord shall notify Tenant, within thirty (30) days after the date of the casualty, if Landlord anticipates that the restoration will take more than one hundred eighty (180) days from the date of the casualty to complete; in such event, either Landlord or Tenant (unless the damage was caused by Tenant) may terminate this Lease effective as of the date of casualty by giving notice to the other within ten (10) days after Landlord’s notice. If a casualty occurs during the last twelve (12) months of the Term, Landlord may terminate this Lease unless Tenant has the right to extend the Term for at least three (3) more years and does so within thirty (30) days after the date of the casualty. Moreover, Landlord may terminate this Lease if the loss is not covered by the insurance required to be maintained by Landlord under this Lease or if any holder of a Mortgage on the Land or Building does not permit or release insurance proceeds for such repair or restoration. Tenant will receive an abatement of Minimum Annual Rent and Annual Operating Expenses to the extent the Premises are rendered untenantable as a result of the casualty.

16. Condemnation. If (a) all of the Premises are Taken, (b) any part of the Premises is Taken and the remainder is insufficient in Landlord’s opinion for the reasonable operation of Tenant’s business, or (c) any of the Property is Taken, and, in Landlord’s opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder, then this Lease shall terminate as of the date the condemning authority takes possession. If this Lease is not terminated, to the extent that proceeds are paid to Landlord and made available by the holder of a Mortgage on the Land or the Building, Landlord shall restore the Building to a condition as near as reasonably possible to the condition prior to the Taking, the Minimum Annual Rent shall be abated for the period of time all or a part of the Premises is untenantable in proportion to the square foot area untenantable, and this Lease shall be amended appropriately. The compensation awarded for a Taking shall belong to Landlord. Except for any relocation benefits to which Tenant may be entitled, Tenant hereby assigns all claims against the condemning authority to Landlord, including, but not limited to, any claim relating to Tenant’s leasehold estate. “Taken” or “Taking” means acquisition by a public authority having the power of eminent domain by condemnation or conveyance in lieu of condemnation.

17. Quiet Enjoyment. Landlord covenants that Tenant, upon performing all of its covenants, agreements and conditions of this Lease, shall have quiet and peaceful possession of the Premises as against anyone claiming by or through Landlord, subject, however, to the terms of this Lease.

18. Assignment and Subletting.

(a) Except as provided in Section 18(b) below, Tenant shall not enter into nor permit any Transfer voluntarily or by operation of law, without the prior consent of Landlord, which consent shall not be unreasonably withheld. Without limitation, Tenant agrees that Landlord’s consent shall not be considered unreasonably withheld if (i) the proposed transferee is an existing tenant of Landlord or an affiliate of Landlord, (ii) the business, business reputation, or creditworthiness of the proposed transferee is unacceptable to Landlord, in Landlord’s sole discretion, (iii) Landlord or an affiliate of Landlord has comparable space available for lease by the proposed transferee, (iv) the proposed transferee is a governmental agency or a quasi-governmental entity or any other person or entity entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the proposed transferee agrees to waive such diplomatic or sovereign immunity, or shall not be subject to the service of process in, or the jurisdiction of the courts of, the Commonwealth of Pennsylvania; or (v) an Event of Default exists, or Tenant is in default under this Lease or any act or omission has occurred which would constitute a default with the giving of notice and/or the passage of time. A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer. In no event shall any Transfer relieve Tenant from any obligation under this Lease. Landlord’s acceptance of Rent from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer. Any Transfer not in conformity with this Section 18 shall be void at the option of Landlord. “Transfer” means (i) any assignment, transfer, pledge or other encumbrance of all or a portion of Tenant’s interest in this Lease, any sublease, license or concession of all or a portion of Tenant’s interest in the Premises, or (iii) any transfer of a controlling interest in Tenant. For the purpose of this definition, “transfer of a controlling interest of Tenant” means either (i) ownership or voting control, directly or indirectly, or at least fifty (50%) percent of all equity or other beneficial interest or (ii) the power to direct the management and policies of such entity.

(b) Landlord’s consent shall not be required in the event of any bona fide Transfer by Tenant to an Affiliate (as defined hereunder) provided that (i) the Affiliate has a tangible net worth at least equal to that of Tenant as of the date of this Lease, (ii) Tenant provides Landlord notice of the Transfer at least seven (7) days prior to the effective date of the Transfer, together with current financial statements of the Affiliate certified by an executive officer of the Affiliate and a copy of the proposed Transfer documents, (iii) in the case of an assignment or sublease, Tenant delivers to Landlord an assumption agreement or a sublease (as applicable) reasonably acceptable to Landlord executed by Tenant and the Affiliate, together with a certificate of insurance and appropriate endorsements evidencing the Affiliate’s compliance with the insurance requirements of Tenant under this Lease, and (iv) if there is a guaranty of this Lease, Tenant delivers to Landlord a confirmation of such guaranty by the guarantor hereunder, or, in the event the applicable Transfer results in a change of control (directly or indirectly) of Tenant, Tenant delivers to Landlord a new guaranty (on the same form as the existing guaranty) from an entity reasonably acceptable to Landlord. “Affiliate” means (i) any entity controlling, controlled by, or under common control of, Tenant, (ii) any successor to Tenant by merger, consolidation or reorganization, and (iii) any purchaser of all or substantially all of the assets of Tenant as a going concern.

(c) The provisions of subsection 18(a) above notwithstanding, if Tenant proposes to Transfer all of the Premises (other than to an Affiliate), Landlord may terminate this Lease, either conditioned on execution of a new lease between Landlord and the proposed transferee or without that condition. If Tenant proposes to enter into a Transfer of less than all of the Premises (other than to an Affiliate), Landlord may amend this Lease to remove the portion of the Premises to be transferred, either conditioned on execution of a new lease between Landlord and the proposed transferee or without that condition. If this Lease is not so terminated or amended, Tenant shall pay to Landlord, immediately upon receipt, the excess of (i) all compensation received by Tenant for the Transfer over (ii) the Rent allocable to the Premises transferred.

(d) If Tenant requests Landlord’s consent to a Transfer, Tenant shall provide Landlord, at least fifteen (15) days prior to the proposed Transfer, current financial statements of the transferee certified by an executive officer of the transferee, a complete copy of the proposed Transfer documents, and any other information Landlord reasonably requests. Immediately following any approved assignment or sublease, Tenant shall deliver to Landlord an assumption agreement or a sublease (as applicable) reasonably acceptable to Landlord executed by Tenant and the transferee, together with a certificate of insurance evidencing the transferee’s compliance with the insurance requirements of Tenant under this Lease. Furthermore, if there is a guaranty of this Lease, Tenant and transferee shall deliver to Landlord a confirmation of such guaranty by the guarantor hereunder, or, in the event the applicable Transfer results in a change of control (directly or indirectly) of Tenant, Tenant shall deliver to Landlord a new guaranty (on the same form as the existing guaranty) from an entity reasonably acceptable to Landlord. Tenant agrees to reimburse Landlord for reasonable administrative and attorneys’ fees in connection with the processing and documentation of any Transfer for which Landlord’s consent is requested.

(e) Tenant acknowledges that Landlord will incur costs in connection with any Transfer under this Lease. Accordingly, Tenant shall promptly pay to Landlord an amount (“Transfer Charge”) equal to the greater of (i) the amount of all costs (including, without limitation, Landlord’s reasonable attorney’s fees) actually incurred by Landlord in connection with any Transfer or (ii) Two Thousand and 00/100 Dollars ($2,000.00). Without limiting the generality of the foregoing, Tenant shall pay the Transfer Charge even in the event that (iii) a proposed Transfer is not effectuated or (iv) a Transfer is permitted herein without need for Landlord’s consent.

19. Subordination; Mortgagee’s Rights.

(a) Tenant accepts this Lease subject and subordinate to any Mortgage of the entire Building and/or Land affecting the Premises, which may now or in the future be secured upon the Building and/or Land, and to all renewals, modifications, consolidations, replacements and extensions thereof, provided that Tenant’s right of possession of the Premises shall not be disturbed by the Mortgagee so long as an Event of Default does not exist and Tenant is not in default under this Lease. This clause shall be self-operative, and although no instrument or act on the part of Tenant will be necessary to effectuate such subordination, Tenant will, nevertheless, in confirmation of such subordination, within ten (10) days after request, execute and deliver any further instruments confirming the subordination of this Lease and any further instruments of attornment that the Mortgagee may reasonably request. However, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by giving notice to Tenant, and this Lease shall then be deemed prior to such Mortgage without regard to their respective dates of execution and delivery; provided that such subordination shall not affect any Mortgagee’s rights with respect to condemnation awards, casualty insurance proceeds, intervening liens or any right which shall arise between the recording of such Mortgage and the execution of this Lease. Notwithstanding the foregoing, the party holding the instrument to which this Lease is subordinate shall have the right to recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and in such case this Lease shall continue in full force and effect at the option of the party holding the superior lien and Tenant shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect the confirmation of such attornment within ten (10) days after request. Tenant waives the protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord’s interest. The provisions of Sections 15 and 16 above notwithstanding, Landlord’s obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of any Mortgagee.

(b) No Mortgagee shall be (i) liable for any act or omission of a prior landlord, (ii) subject to any rental offsets or defenses against a prior landlord, (iii) bound by any amendment of this Lease made without its written consent, or (iv) bound by payment of Monthly Rent more than one month in advance or liable for any other funds paid by Tenant to Landlord unless such funds actually have been transferred to the Mortgagee by Landlord.

(c) The provisions of Sections 15 and 16 above notwithstanding, Landlord’s obligation to restore the Premises after a casualty or condemnation shall be subject to the consent and prior rights of any Mortgagee.

20. Tenant’s Certificate; Financial Information; Confidentiality. Within ten (10) days after Landlord’s request from time to time, (a) Tenant shall execute, acknowledge and deliver to Landlord, for the benefit of Landlord, Mortgagee, any prospective Mortgagee, and any prospective purchaser of Landlord’s interest in the Property, an estoppel certificate in the form of attached Exhibit “C” (or other form requested by Landlord), modified as necessary to accurately state the facts represented, and (b) Tenant shall furnish to Landlord, Landlord’s Mortgagee, prospective Mortgagee and/or prospective purchaser reasonably requested financial information. Landlord agrees to keep any private financial information provided to it by Tenant confidential (except for disclosure to the parties listed in this subsection (b)), and any Mortgagee, prospective Mortgagee and/or prospective purchaser with which Landlord shares such information shall be informed by Landlord of the obligation to keep such information confidential. Tenant agrees not to disclose the terms, covenants, conditions or other facts with respect to this Lease, including the Minimum Annual Rent and additional Rent, to any person, corporation, partnership, association, newspaper, periodical or other entity, except to Tenant’s accountants or attorneys (who shall also be required to keep the terms of this Lease confidential) or as required by law. This non-disclosure and confidentiality agreement will be binding upon Tenant without limitation as to time, and a breach of this paragraph will constitute a material breach under this Lease. In addition, Tenant’s employees, contractors, etc. shall keep any of the terms and conditions of this Lease, including any billing statements and/or any backup supporting those statements, confidential.

21. Surrender.

(a) On the date on which this Lease expires or terminates, Tenant shall return possession of the Premises to Landlord in good condition, except for ordinary wear and tear, and except for casualty damage or other conditions that Tenant is not required to remedy under this Lease. Prior to the expiration or termination of this Lease, Tenant shall remove from the Premises all furniture, trade fixtures, equipment, wiring and cabling (unless Landlord directs Tenant otherwise), and all other personal property installed by Tenant or its assignees or subtenants. Tenant shall repair any damage resulting from such removal and shall restore the Premises to good order and condition. Any of Tenant’s personal property not removed as required shall be deemed abandoned, and Landlord, at Tenant’s expense, may remove, store, sell or otherwise dispose of such property in such manner as Landlord may see fit and/or Landlord may retain such property or sale proceeds as its property. If Tenant does not return possession of the Premises to Landlord in the condition required under this Lease, Tenant shall pay Landlord all resulting damages Landlord may suffer.

(b) If Tenant remains in possession of the Premises or any part thereof after the expiration or termination of this Lease (“Holdover”), without the written consent of Landlord, Tenant’s occupancy of the Premises shall be that of a tenancy at sufferance. Tenant’s occupancy during any Holdover period shall otherwise be subject to the provisions of this Lease (unless clearly inapplicable), except that the Monthly Rent shall be double the Monthly Rent payable for the last full month immediately preceding the Holdover, plus all other charges payable hereunder, and upon all the terms hereof applicable to such a tenancy at sufferance. No Holdover or payment by Tenant after the expiration or termination of this Lease shall operate to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. Any provision in this Lease to the contrary notwithstanding, any Holdover by Tenant shall constitute an Event of Default entitling Landlord to exercise, without obligation to provide Tenant any notice or cure period, all of the remedies available to Landlord upon an Event of Default, and Tenant shall be liable for all damages, including consequential damages, that Landlord suffers as a result of the Holdover.

(c) During the last ninety (90) days of the Term, if Tenant has vacated the Premises, Landlord may decorate, remodel, repair, alter or otherwise prepare the Demised Premises for occupancy, without affecting Tenant’s obligation to pay Rent for the Premises.

22. Defaults - Remedies.

(a) It shall be an “Event of Default”:

(i) If Tenant does not pay in full when due any and all Rent and, except as provided in Section 22(d) below, Tenant fails to cure such default on or before the date that is five (5) business days after Landlord gives Tenant notice of default;

(ii) If Tenant enters into or permits any Transfer in violation of Section 18 above;

(iii) If Tenant fails to observe and perform or otherwise breaches any other provision of this Lease, and, except as provided in Section 22(d) below, Tenant fails to cure the default on or before the date that is ten (30) days after Landlord gives Tenant notice of default; provided, however, if the default cannot reasonably be cured within ten (30) days following Landlord’s giving of notice, Tenant shall be afforded additional reasonable time (not to exceed thirty (90 days following Landlord’s notice) to cure the default if Tenant begins to cure the default within ten (30) days following Landlord’s notice and continues diligently in good faith to completely cure the default; or

(iv) If Tenant becomes insolvent or makes a general assignment for the benefit of creditors or offers a settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver for any of Tenant’s assets is commenced, or if any of the real or personal property of Tenant shall be levied upon; provided that any proceeding brought by anyone other than Landlord or Tenant under any bankruptcy, insolvency, receivership or similar law shall not constitute an Event of Default until such proceeding has continued unstayed for more than sixty (60) consecutive days.

Any notice periods provided for in this Lease shall run concurrently with any statutory notice periods and any notice given hereunder may be given simultaneously with or incorporated into any such statutory notice.

(b) If an Event of Default occurs, Landlord shall, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default (with such remedies being cumulative and not exclusive), have the following rights and remedies:

(i) Landlord, without any obligation to do so, may elect to cure the default on behalf of Tenant, in which event Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord (together with an administrative fee of fifteen percent (15%) thereof) in curing the default, plus interest at the Interest Rate from the respective dates of Landlord’s incurring such costs, which sums and costs together with interest at the Interest Rate shall be deemed additional Rent;

(ii) To enter, re-enter and repossess the Premises, by breaking open locked doors if necessary, without terminating this Lease, and remove all persons and all or any property from the Premises, by action at law or otherwise, without being liable for prosecution or damages, in which case Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the Rent and all other amounts due hereunder as they become due. Landlord may, at Landlord’s option, make Alterations and repairs in order to relet the Premises and relet all or any part(s) of the Premises for Tenant’s account. Tenant agrees to pay to Landlord on demand any deficiency (taking into account all costs incurred by Landlord) that may arise by reason of such reletting. In the event of reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 22(b)(ii) or other action on Landlord’s part shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination hereof is decreed by a court of competent jurisdiction. Landlord’s election not to terminate this Lease pursuant to this Section 22(b)(ii) or pursuant to any other provision of this Lease shall not preclude Landlord from subsequently electing to terminate this Lease or pursuing any of its other remedies;

(iii) To accelerate the whole or any part of the Rent for the balance of the Term, and declare the same to be immediately due and payable;

(iv) To terminate this Lease and the Term by any lawful means without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default including, but not limited to, the cost of recovering possession of the Premises; expenses of re-letting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and any real estate commission actually paid; the “worth at the time of award” established by the court having jurisdiction thereof of the amount by which the unpaid rent and other charges due for the balance of the Term after the time of Tenant’s default exceeds the amount of such rental loss for the same period that Tenant proves by clear and convincing evidence could have been reasonably avoided; and that portion of any leasing commission paid by Landlord applicable to the unexpired Term of this Lease (which shall be calculated based on the assumption that any leasing commission applicable to the Term would have been evenly and equally amortized in monthly payments over the number of months contained in the Term at an interest rate of eight percent (8%) per annum). For purposes of this Section 22(b)(iv), “worth at the time of award” of the amount referred to above shall be computed by discounting each amount by a rate equal to the Prime Rate at the time of the award, but in no event more than an annual rate of ten percent (10%). As used herein, the “Prime Rate” means the then current prime rate published in the Eastern Edition of the Wall Street Journal provided, however, if the Eastern Edition of the Wall Street Journal no longer publishes a prime rate then the Prime Rate shall be an equivalent rate established by a financial institution or financial publication designated by Landlord;

(v) Maintain Tenant’s right to possession, in which case this Lease shall continue in effect, whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the Rent and all other amounts due hereunder as they become due; and,

(vi) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Tenant’s right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Tenant’s occupancy of the Premises.

(c) In addition to the rights and remedies provided in subsection 22(j) above, if an Event of Default occurs relating to Tenant’s non-payment of the Rent due hereunder, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and to confess judgment against Tenant, and in favor of Landlord, for all Rent due hereunder plus costs and an attorney’s collection commission equal to the greater of ten percent (10%) of all Rent or Five Thousand and 00/100 Dollars ($5,000.00), for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING. ONCE SUCH A JUDGMENT HAS BEEN ENTERED AGAINST TENANT, ONE OR MORE WRITS OF EXECUTION OR WRITS OF GARNISHMENT MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING, AND, PURSUANT TO SUCH WRITS, LANDLORD MAY CAUSE THE SHERIFF OF THE COUNTY IN WHICH ANY PROPERTY OF TENANT IS LOCATED TO SEIZE TENANT’S PROPERTY BY LEVY OR ATTACHMENT. IF THE JUDGMENT AGAINST TENANT REMAINS UNPAID AFTER SUCH LEVY OR ATTACHMENT, LANDLORD CAN CAUSE SUCH PROPERTY TO BE SOLD BY THE SHERIFF EXECUTING THE WRITS, OR, IF SUCH PROPERTY CONSISTS OF A DEBT OWED TO TENANT BY ANOTHER ENTITY, LANDLORD CAN CAUSE SUCH DEBT TO BE PAID DIRECTLY TO LANDLORD IN AN AMOUNT UP TO BUT NOT TO EXCEED THE AMOUNT OF THE JUDGMENT OBTAINED BY LANDLORD AGAINST TENANT, PLUS THE COSTS OF THE EXECUTION. Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of the Rent and other sums shall fall due or be in arrears, and such powers may be exercised as well after the expiration of the initial Term of this Lease and during any extended or Renewal Term of this Lease and after the expiration of any extended or Renewal Term of this Lease.

(d) Any provision to the contrary in this Section 22 notwithstanding, (i) Landlord shall not be required to give Tenant the notice and opportunity to cure provided in Section 22(a) above more than twice in any consecutive twelve (12) month period, and thereafter Landlord may declare an Event of Default without affording Tenant any of the notice and cure rights provided under this Lease, and (ii) Landlord shall not be required to give such notice prior to exercising its rights if Tenant fails to comply with the provisions of Sections 8, 13, 18, 20, 27 or in an emergency.

(e) No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant’s default shall not constitute a waiver of Landlord’s right to recover damages hereunder. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this Lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of Rent due, or Landlord’s right to pursue any other available remedy.

(f) If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the other party attorneys’ fees, costs of suit, investigation expenses and discovery costs, including costs of appeal.

(g) IN ANY CIVIL ACTION, COUNTERCLAIM, OR PROCEEDING, WHETHER AT LAW OR IN EQUITY, WHICH ARISES OUT OF, CONCERNS, OR RELATES TO THIS LEASE, ANY AND ALL TRANSACTIONS CONTEMPLATED BY THIS LEASE, THE PERFORMANCE OF THIS LEASE, OR THE RELATIONSHIP CREATED BY THIS LEASE, WHETHER SOUNDING IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE, TRIAL SHALL BE TO A COURT OF COMPETENT JURISDICTION AND NOT TO A JURY. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY.

(h) When this Lease and the Term or any extension thereof shall have been terminated on account of any default by Tenant, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant. TENANT UNDERSTANDS THAT THE FOREGOING PERMITS LANDLORD TO ENTER A JUDGMENT AGAINST TENANT WITHOUT PRIOR NOTICE OR HEARING. AFTER THE ENTRY OF ANY SUCH JUDGMENT AGAINST TENANT, A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of this Lease or Tenant’s right of possession as herein set forth, to again confess judgment as herein provided, for which this Lease or a true and correct copy hereof shall be good and sufficient warrant.

(i) The warrants to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to this Lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant’s obligations or expand the size of the Premises.

(j) TENANT ACKNOWLEDGES AND AGREES (i) THAT THE FOREGOING WARRANT OF ATTORNEY IS GIVEN IN CONNECTION WITH A COMMERCIAL TRANSACTION AND (ii) THAT LANDLORD’S PROPER EXERCISE OF THE WARRANT OF ATTORNEY GRANTED HEREIN WOULD BE IN ACCORDANCE WITH TENANT’S REASONABLE EXPECTATIONS. TENANT EXPRESSLY AND ABSOLUTELY KNOWINGLY AND EXPRESSLY WAIVES AND RELEASES (i) ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE

STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES AND (ii) ANY RIGHT WHICH TENANT MAY HAVE TO NOTICE AND TO HEARING PRIOR TO A LEVY UPON OR ATTACHMENT OF TENANT’S PROPERTY OR THEREAFTER AND (iii) ANY PROCEDURAL ERRORS IN CONNECTION WITH THE ENTRY OF ANY SUCH JUDGMENT OR IN THE ISSUANCE OF ANY ONE OR MORE WRITS OF POSSESSION OR EXECUTION OR GARNISHMENT THEREON AND (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, ANY FIDUCIARY DUTIES OWED BY LANDLORD TO TENANT UNDER THE PROVISIONS OF 20 PA. C.S.A. §5601 ET SEQ., INCLUDING THE REQUIREMENT IN 20 P.S. §5601.3(a)(1) THAT SUCH ACTION OTHERWISE BE IN TENANT’S BEST INTEREST. TENANT IRREVOCABLY WAIVES THE DUTIES THAT WOULD OTHERWISE BE REQUIRED OF LANDLORD PURSUANT TO 20 P.S. §5601.3(b), INCLUDING: (1) THE REQUIREMENT TO ACT LOYALLY FOR TENANT’S BENEFIT; (2) THE REQUIREMENT TO ACT SO AS TO NOT CREATE A CONFLICT OF INTEREST THAT IMPAIRS LANDLORD’S ABILITY TO ACT IMPARTIALLY IN TENANT’S BEST INTEREST; AND (3) THE DUTY TO ACT WITH THE CARE, COMPETENCE, AND DILIGENCE ORDINARILY EXERCISED BY LANDLORDS IN SIMILAR CIRCUMSTANCES.

(k) Tenant expressly waives (i) the benefits of all laws, now or hereafter in force, exempting any property within the Premises or elsewhere from distraint, levy or sale; (ii) the right to any notice to remove as may be specified in the Pennsylvania Landlord and Tenant Act of April 6, 1951, as amended, or any similar or successor provision of law, and agrees that five (5) days’ notice shall be sufficient in any case where a longer period may be statutorily specified; and (iii) any Pennsylvania statutory provisions dealing with termination rights due to casualty, condemnation, delivery of possession or any other matter dealt with by this Lease, all of which are superseded by the terms of this Lease.

23. Tenant’s Authority; OFAC. Tenant represents and warrants to Landlord that: (a) Tenant is duly formed, validly existing and in good standing under the laws of the state under which Tenant is organized, and qualified to do business in the state in which the Property is located, and (b) the person(s) signing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant. Tenant certifies that: (i) it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

24. Liability of Landlord. The word “Landlord” in this Lease includes the Landlord executing this Lease as well as its successors and assigns, each of which shall have the same rights, remedies, powers, authorities and privileges as it would have had it originally signed this Lease as Landlord. Any such person or entity, whether or not named in this Lease, shall have no liability under this Lease after it ceases to hold title to the Premises except for obligations already accrued (and, as to any unapplied portion of Tenant’s Security Deposit, if applicable, Landlord shall be relieved of all liability upon transfer of such portion to its successor in interest). Tenant shall look solely to Landlord’s successor in interest for the performance of the covenants and obligations of the Landlord hereunder which subsequently accrue. Landlord shall not be deemed to be in default under this Lease unless Tenant gives Landlord notice specifying the default and Landlord fails to cure the default within a reasonable period following Tenant’s notice. In no event shall Landlord be liable to Tenant for any loss of business or profits of Tenant or for consequential, punitive or special damages of any kind. Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements or for the purpose of binding Landlord personally or the assets of Landlord, except Landlord’s interest in the Property, but are made and intended for the purpose of binding only Landlord’s interest in the Property, as the same may from time to time be encumbered. Neither Landlord nor any principal of Landlord nor any owner of the Property, nor any of their respective partners, officers, employees, heirs, legal representatives, successors, and assigns, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this Lease or the Premises; Tenant shall look solely to the equity of Landlord in the Property for the satisfaction of any claim by Tenant against Landlord.

25. Notices. Any notice, consent or other communication under this Lease shall be in writing and addressed to Landlord or Tenant at their respective addresses specified in Section 1 above (or to such other address as either may designate by notice to the other) with a copy to any Mortgagee or other party designated by Landlord. Each notice or other communication shall be deemed given if sent by prepaid overnight delivery service or by certified mail, return receipt requested, postage prepaid or in any other manner, with delivery in any case evidenced by a receipt, and shall be deemed to have been given on the day of actual delivery to the intended recipient or on the business day delivery is refused. The giving of notice by Landlord’s attorneys, representatives and agents under this Section 25 shall be deemed to be the acts of Landlord. Tenant consents to the receipt of electronic messages from Landlord, its Affiliates or legal counsel sent to the email address set forth in Section 1.

26. Security Deposit. At the time of signing this Lease, Tenant shall deposit with Landlord the Security Deposit to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the provisions of this Lease. Tenant shall not be entitled to any interest on the Security Deposit. Landlord shall have the right to commingle the Security Deposit with its other funds. Landlord may use the whole or any part of the Security Deposit for the payment of any amount as to which Tenant is in default or to compensate Landlord for any loss or damage it may suffer by reason of Tenant’s default under this Lease. If Landlord uses all or any portion of the Security Deposit as herein provided, within ten (10) days after demand, Tenant shall pay Landlord cash in an amount equal to that portion of the Security Deposit used by Landlord. If Tenant complies fully and faithfully with all of the provisions of this Lease, the Security Deposit shall be returned to Tenant after the Expiration Date and surrender of the Premises to Landlord.

27. No Broker. Tenant represents and warrants to Landlord that Tenant has not consulted or negotiated with any broker or finder with regard to this Lease. Landlord and Tenant each will indemnify the other against, and hold the other harmless from, any claims for fees or commissions from anyone with whom either of them has consulted or negotiated with regard to the Premises and this Lease, including attorneys’ fees at all tribunal levels incurred in connection with the defense of any such claim

28. Mortgagee Approval and Liability.

(a) If any Mortgagee shall have the right of approval of this Lease and such Mortgagee shall, subsequent to the execution hereof by all parties hereto, require a change or changes in this Lease as a condition of its approval thereof and if within thirty (30) days after notice from Landlord, Tenant fails or refuses to execute reasonable amendment(s) to this Lease accomplishing the change or changes which are stated by Landlord as being needed in connection with the approval of this Lease by the Mortgagee, Landlord shall have the right to cancel this Lease. It is understood and agreed that any such change or changes required by such Mortgagee shall not materially affect or alter: (1) the Minimum Annual Rent, Annual Operating Expenses, any additional Rent, Term or Renewal Option(s); or (2) the size of the Premises.

(b) No Mortgagee or ground lessor which shall succeed to the interest of Landlord hereunder (either in terms of ownership or possessory rights) shall be: (1) liable for any previous act or omission of any prior Landlord; (2) subject to any rental offsets or defenses hereunder because of any act or omission of any prior Landlord; (3) bound by any amendment of this Lease made without its written consent or by payment by Tenant of Rent in advance in excess of one (1) month’s rent; (4) liable for any security not actually received by it; or (5) liable for the construction of any of the improvements to the Premises not constructed by it. Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord.

29. Tenant Improvements.

(a) Tenant accepts the Premises in its “as is” “where is” condition and Landlord shall have no obligations whatsoever to improve or pay for improvements to the Premises for Tenant’s use and occupancy thereof, except that Landlord on behalf of Tenant shall complete the Premises in accordance with the plans prepared by d2 Solutions, last revised November 29, 2016 and titled “TF1,” a copy of which is attached hereto as Exhibit “F” (the “Tenant Improvements”), and in a good and workmanlike manner in compliance at the time of completion with all applicable laws and requirements of East Whiteland Township, Pennsylvania. As part of the Tenant Improvements, Landlord shall provide an allowance of Five Thousand Five Hundred Dollars ($5,500) for Tenant’s built-in reception desk. Landlord’s Work shall be Substantially Completed (as defined hereunder) and ready for use and occupancy by Tenant on or prior to the Commencement Date, subject to extension for delays due to reasons other than those caused by Tenant and if so extended, the Expiration Date will also be extended so that the length of the Term remains unaffected; Landlord shall not be liable for any loss or damage to Tenant resulting from any delays nor shall any delays affect the continuation or validity of this Lease. Tenant’s occupancy of the Premises shall constitute Tenant’s acceptance of Landlord’s Work, subject to completion by Landlord of items set forth on a mutually agreed-upon punch-list of incomplete items prepared at the time of Substantial Completion of the Landlord’s Work. “Substantial Completion” or “Substantially Completed” means that the initial Tenant Improvements called for by this Lease have been completed to the extent that the Premises may be occupied by Tenant for its Use, subject only to completion of minor finishing, adjustment of equipment, and other minor construction aspects that do not materially interfere with Tenant’s intended use of the Premises.

(b) Tenant and its Agents, employees and contractors shall at all reasonable times three (3) weeks prior to the Commencement Date, have the right, at Tenant’s own risk, expense and responsibility, to enter the Premises for the purpose of taking measurements and installing its furnishings and equipment (including, without limitation, its telecommunication and/or data wiring and/or cabling), provided that any prior tenants have vacated the Premises, Tenant uses contractors and workers compatible with the contractors and workers engaged by Landlord, and Tenant obtains Landlord’s prior written consent. Any such entry into the Premises prior to the Commencement Date shall be subject to the direction and control of Landlord and Landlord’s contractor. If Tenant occupies the Premises prior to the Commencement Date, Tenant shall abide by the terms and conditions of this Lease including providing evidence of required insurance, payment of the first month’s Annual Operating Expenses and any other additional Rent or sums payable by Tenant to Landlord pursuant to this Lease, as if the Term of this Lease had already commenced, except that Tenant shall have no obligation to pay the Minimum Annual Rent or any portion thereof until the Commencement Date. At no time prior to the Commencement Date may Tenant commence business operations within the Premises.

30. Miscellaneous.

(a) The captions in this Lease are for convenience only, are not a part of this Lease and do not in any way define, limit, describe or amplify the terms of this Lease.

(b) This Lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. This Lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun and the singular number shall include the masculine, feminine and neuter genders and the singular and plural number. The word “including” followed by any specific item(s) is deemed to refer to examples rather than to be words of limitation. The word “person” includes a natural person, a partnership, a corporation, a limited liability company, an association and any other form of business association or entity. Both parties having participated fully and equally in the negotiation and preparation of this Lease, this Lease shall not be more strictly construed, nor any ambiguities in this Lease resolved, against either Landlord or Tenant.

(c) Each covenant, agreement, obligation, term, condition or other provision contained in this Lease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making the same, not dependent on any other provision of this Lease unless otherwise expressly provided. All of the terms and conditions set forth in this Lease shall apply throughout the Term unless otherwise expressly set forth herein.

(d) If any provisions of this Lease shall be declared unenforceable in any respect, such unenforceability shall not affect any other provision of this Lease, and each such provision shall be deemed to be modified, if possible, in such a manner as to render it enforceable and to preserve to the extent possible the intent of the parties as set forth herein. This Lease shall be construed and enforced in accordance with the Laws of the Commonwealth of Pennsylvania.

(e) This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective permitted successors and assigns. All persons liable for the obligations of Tenant under this Lease shall be jointly and severally liable for such obligations.

(f) Tenant shall not record this Lease or any memorandum thereof, or otherwise file this Lease with any governmental authority, without Landlord’s prior consent.

(g) Whenever it is provided that Landlord will not unreasonably withhold, condition or delay consent or approval or will exercise its judgment reasonably (such consent or approval and such exercise of judgment being collectively referred to as “consent”), if Landlord delays, conditions or refuses such consent, Tenant waives any claim for money damages (including any claim for money damages by way of setoff, counterclaim or defense) based upon any claim or assertion that Landlord unreasonably withheld, conditioned or delayed consent. Tenant’s sole remedy will be specific performance. Failure on the part of Tenant to seek relief within thirty (30) days after the date upon which Landlord has withheld, conditioned or delayed its consent will be deemed a waiver of any right to dispute the reasonableness of such withholding, conditioning or delaying of consent.

(h) This Lease may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this Lease, will constitute a complete and fully executed original. All such fully executed counterparts will collectively constitute a single Lease agreement.

(i) Time periods for Landlord’s or Tenant’s performance under any provisions of this Lease shall be extended for periods of time during which the non-performing party’s performance is prevented due to circumstances beyond the party’s control, including without limitation, strikes, embargoes, governmental regulations, acts of God, war or other strife. The provisions of this Section 31(i) shall not operate to excuse Tenant from the prompt payment of Rent or the surrender of the Premises by the end of the Term.

(j) Time is of the essence with respect to the parties’ obligations under this Lease.

(k) Each of Landlord and Tenant agrees that it will not raise or assert as a defense to any obligation under this Lease, or make any claim that this Lease or the Lease is invalid or unenforceable, due to any failure of this document or the Lease to comply with ministerial requirements, including requirements for corporate seals, attestations, witnesses, notarizations or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

(l) Landlord and Tenant expressly agree that if the signature of Landlord and/or Tenant on this Lease is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, fax, e-mail, PDF, Adobe image, JPEG, telegram, telex or telecopy), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

(m) This Lease is submitted to Tenant on the understanding that it will not be considered an offer by Landlord and will not bind Landlord in any way until (a) Tenant has duly executed and delivered the required number of originals to Landlord and (b) Landlord has executed and delivered one of such originals to Tenant. Tenant’s offer of this Agreement shall be irrevocable and open for acceptance by Landlord until 5:00 p.m. on the fifteenth (15th) day after execution and delivery hereof by Tenant, and if not accepted by then may be withdrawn by Tenant.

31. CONFESSION OF JUDGMENT ACKNOWLEDGMENT.

(a) SECTIONS 22(c) PROVIDES FOR THE CONFESSION OF JUDGMENT AGAINST TENANT FROM MONEY AND SECTION 22(h) PROVIDES FOR THE CONFESSION OF JUDGMENT AGAINST TENANT FOR EJECTMENT. IN CONNECTION THEREWITH, TENANT, KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND UPON ADVICE OF SEPARATE COUNSEL, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA. WITHOUT LIMITATION OF THE FOREGOING, TENANT HEREBY SPECIFICALLY WAIVES ALL RIGHTS TENANT HAS OR MAY HAVE TO NOTICE AND OPPORTUNITY FOR A HEARING PRIOR TO EXECUTION UPON ANY JUDGMENT CONFESSED AGAINST TENANT BY LANDLORD HEREUNDER.

(b) TENANT (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LANDLORD HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LANDLORD WILL NOT SEEK TO EXERCISE OR ENFORCE ITS RIGHTS TO CONFESS JUDGMENT HEREUNDER, AND (II) ACKNOWLEDGES THAT THE EXECUTION OF THIS LEASE BY LANDLORD HAS BEEN MATERIALLY INDUCED BY, AMONG OTHER THINGS, THE INCLUSION IN THIS LEASE OF SAID RIGHTS TO CONFESS JUDGMENT AGAINST TENANT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS SAID PROVISIONS WITH TENANT’S INDEPENDENT LEGAL COUNSEL AND THAT THE MEANING AND EFFECT OF SUCH PROVISIONS HAVE BEEN FULLY EXPLAINED TO TENANT BY SUCH COUNSEL.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURES ON FOLLOWING PAGE]

THE PARTIES to this Lease, intending to be legally bound, have executed and delivered this Lease as of the date set forth above.

LANDLORD

WPT LAND 2 LP

By:	WPT Land 2 GP LLC, its sole general partner

By:	/s/ Anthony A. Nichols, Jr.
Name:	Anthony A. Nichols, Jr.
Title:	Senior Vice President

TENANT:

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name:	Shankar Musunuri
Title:	Chief Executive Officer

EXHIBIT “A”

PLAN SHOWING PREMISES

A-1

OFFICE
0'2" X 13'6"
Suite 160
OPEN
OFFICE
STO
55 SF
RECEPTION
19'3" X 24'3"
CONFERENCE
284 SF
OFFICE
9'5" X 12'
OFFICE
9'3" X 12'
OFFICE
9'6" X 12'
OFFICE
150 SF
OFFICE
13'9" X 13'9"
OFFICE
14' X 13'8"
OPEN
OFFICE
OFFICE
14'6" X 13'1"

LIBERTY
PROPERTY TRUST

500 Chesterfield Parkway, Malvern, Pa. 19355 (610) 648-1700

KEY PLAN - FIRST FLOOR

d2 solutions inc. interior design & planning 2540 Renaissance Boulevard, Ste. 100 King of Prussia, PA 19406 610-238-0330 p 610-238-0097 f	TITLE: SUITE 150	Project No: 12-193	Drawing Name: FIRST FLOOR
		Scale: N.T.S.	
	PROJECT: 5 GREAT VALLEY PARKWAY	Issue Date: 06/23/12	Marketing Plan No. M1
		Drawn By: JAW

EXHIBIT “B”

BUILDING RULES

1. Any sidewalks, lobbies, passages, elevators and stairways shall not be obstructed or used by Tenant for any purpose other than ingress and egress from and to the Premises. Landlord shall in all cases retain the right to control or prevent access by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, peace or character of the Property.

2. The toilet rooms, toilets, urinals, sinks, faucets, plumbing or other service apparatus of any kind shall not be used for any purposes other than those for which they were installed, and no sweepings, rubbish, rags, ashes, chemicals or other refuse or injurious substances shall be placed therein or used in connection therewith or left in any lobbies, passages, elevators or stairways.

3. Tenant shall not impair in any way the fire safety system and shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord, any governmental agency or any insurance company insuring the Building, including without limitation the insurer’s Red Tag Permit System, Hot Work Permit System and all other fire protection impairment procedures. No person shall go on the roof without Landlord’s prior written permission.

4. Skylights, windows, doors and transoms shall not be covered or obstructed by Tenant, and Tenant shall not install any window covering which would affect the exterior appearance of the Building, except as approved in writing by Landlord. Tenant shall not remove, without Landlord’s prior written consent, any shades, blinds or curtains in the Premises.

5. Without Landlord’s prior written consent, Tenant shall not hang, install, mount, suspend or attach anything from or to any sprinkler, plumbing, utility or other lines. If Tenant hangs, installs, mounts, suspends or attaches anything from or to any doors, windows, walls, floors or ceilings, Tenant shall spackle and sand all holes and repair any damage caused thereby or by the removal thereof at or prior to the expiration or termination of the Lease.

6. Tenant shall not change any locks nor place additional locks upon any doors or any access codes or systems without first providing to Landlord keys, access cards or fobs or codes to such locks or systems so that at all times Landlord has pass keys or access cards or fobs or knowledge of the access codes. No additional locks or bolts of any kind will be placed on any of the doors or windows by Tenant. Tenant will, on the expiration or earlier termination of Tenant’s tenancy, deliver to Landlord all keys (or fobs or access cards, as the case may be) to any space within the Building either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys, fobs or access cards furnished, Tenant will pay to Landlord the cost thereof.

7. Tenant shall not cause excessive noise or any disturbance, nor use nor keep in the Building any matter having an offensive odor, nor explosive or highly flammable material, nor shall any animals other than handicap assistance dogs in the company of their masters be brought into or kept in or about the Property.

8. If Tenant desires to introduce electrical, signaling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices, Landlord shall direct where and how the same are to be placed, and except as so directed, no installation boring or cutting shall be permitted. Landlord shall have the right to prevent and to cut off the transmission of excessive or dangerous current of electricity or annoyances into or through the Building or the Premises and to require the changing of wiring connections or layout at Tenant’s expense, to the extent that Landlord may deem necessary, and further to require compliance with such reasonable rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements or rules, Landlord shall have the right immediately to cut wiring or to do what it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. All wires installed by Tenant must be clearly tagged at the distributing boards and junction boxes and elsewhere where required by Landlord, with the number of the office to which said wires lead, and the purpose for which the wires respectively are used, together with the name of the concern, if any, operating same. No machinery of any kind other than customary small business machines shall be allowed in the Premises. Tenant shall not use any method of heating, air conditioning or air cooling other than that provided by Landlord.

9. Tenant shall not place weights anywhere beyond the safe carrying capacity of the Building which is designed to normal office building standards for floor loading capacity. Landlord shall have the right to exclude from the Building heavy furniture, safes and other articles which may be hazardous or to require them to be located at designated places in the Premises.

10. The use of rooms as sleeping quarters is strictly prohibited at all times. Tenant shall not use the Property for any type of residential or childcare use.

11. Tenant shall have the right, at Tenant’s sole risk and responsibility, to use only Tenant’s Share of the parking spaces at the Property as reasonably determined by Landlord. Tenant shall comply with all parking regulations promulgated by Landlord from time to time for the orderly use of the vehicle parking areas, including without limitation the following: Parking shall be limited to automobiles, passenger or equivalent vans, motorcycles, light four wheel pickup trucks and (in designated areas) bicycles. No vehicles shall be left in the parking lot overnight without Landlord’s prior written approval. Parked vehicles shall not be used for vending or any other business or other activity while parked in the parking areas. Vehicles shall be parked only in striped parking spaces, except for loading and unloading, which shall occur solely in zones marked for such purpose, and be so conducted as to not unreasonably interfere with traffic flow within the Property or with loading and unloading areas of other tenants. Employee and tenant vehicles shall not be parked in spaces marked for visitor parking or other specific use. All vehicles entering or parking in the parking areas shall do so at owner’s sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Tenant shall cooperate with Landlord in any measures implemented by Landlord to control abuse of the parking areas, including without limitation access control programs, tenant and guest vehicle identification programs, and validated parking programs, provided that no such validated parking program shall result in Tenant being charged for spaces to which it has a right to free use under its Lease. Each vehicle owner shall promptly respond to any sounding vehicle alarm or horn, and failure to do so may result in temporary or permanent exclusion of such vehicle from the parking areas. Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence. Bicycles are not permitted in the Building.

12. Tenant and its Agents shall not smoke in the Building or at the Building entrances and exits. If any individual owner, employee, invitee, or representative of Tenant is found to be smoking other than in permitted smoking area, then Tenant will pay Landlord One Hundred and 00/100 Dollars ($100.00) per such occurrence. Landlord may fully restrict smoking on the Land Landlord’s sole election.

13. Tenant shall provide Landlord with a written identification of any vendors engaged by Tenant to perform services for Tenant at the Premises (examples: security guards/monitors, telecommunications installers/maintenance), and all vendors shall be subject to Landlord’s reasonable approval. Landlord reserves the right to refuse entry into the Building of any person. No mechanics shall be allowed to work on the Building or Building Systems other than those engaged by Landlord. Tenant shall permit Landlord’s employees and contractors and no one else to clean the Premises unless Landlord consents in writing. Tenant assumes all responsibility for protecting its Premises from theft and vandalism and Tenant shall see each day before leaving the Premises that all lights are turned out and that the windows and the doors are closed and securely locked. Tenant acknowledges that Landlord’s election to provide surveillance or security in or about the Premises or the Building, its parking or access areas, or in or about the Land is subject to Landlord’s sole discretion. Landlord shall have no liability in connection with the decision whether or not to provide, or any failure of, such services and Tenant hereby waives all claims based thereon.

14. Tenant shall comply with any move-in/move-out rules provided by Landlord and with any rules provided by Landlord governing access to the Building outside of Normal Business Hours (as defined in the Lease). Throughout the Term, no furniture, packages, equipment, supplies or merchandise of Tenant will be received in the Building, or carried up or down in the elevators or stairways, except during such hours as shall be designated by Landlord, and Landlord in all cases shall also have the exclusive right to prescribe the method and manner in which the same shall be brought in or taken out of the Building.

15. Tenant shall not place oversized cartons, crates or boxes in any area for trash pickup without Landlord’s prior approval. Landlord shall be responsible for trash pickup of normal office refuse placed in ordinary office trash receptacles only. Excessive amounts of trash or other out-of-the-ordinary refuse loads will be removed by Landlord upon request at Tenant’s expense.

16. Tenant shall comply with the following sustainability requirements:

a. Tenant shall provide within ten (10) days after Landlord’s request from time to time, reasonably requested energy and water consumption data and related information in connection with Tenant’s use of the Premises and all construction, maintenance, repairs, cleaning, trash disposal and recycling relating to the Premises performed by or on behalf of Tenant — all to be used for purposes of monitoring and improving building efficiencies.

b. Low/No VOC Paint. Tenant shall use only interior paints and coatings (including primers) meeting the environmental requirements of the current Green SealTM Environmental Standard For Paints And Coatings—GS-11.

c. Green Cleaning Products. All cleaning products used in the Premises must be certified under the current Green SealTM Environmental Standard for Industrial and Institutional Cleaners - GS-37.

d. Recycling. The following items must be recycled according to local capabilities, guidelines and regulations: (i) Paper; (ii) Cardboard; (iii) Plastics; (iv) Aluminum Cans/Metals; and (v) Glass.

17. Tenant shall cause all of Tenant’s Agents to comply with these Building Rules.

18. Landlord reserves the right to rescind, suspend or modify any rules or regulations and to make such other rules and regulations as, in Landlord’s reasonable judgment, may from time to time be needed for the safety, care, maintenance, operation and cleanliness of the Property. Notice of any action by Landlord referred to in these Building Rules, given to Tenant, shall have the same force and effect as if originally made a part of the foregoing Lease. New rules or regulations will not, however, be unreasonably inconsistent with the proper and rightful enjoyment of the Premises by Tenant under the Lease.

19. These Building Rules are not intended to give Tenant any rights or claims in the event that Landlord does not enforce any of them against any other tenants or if Landlord does not have the right to enforce them against any other tenants and such nonenforcement will not constitute a waiver as to Tenant.

EXHIBIT “C”

TENANT ESTOPPEL CERTIFICATE

Please refer to the documents described in Schedule 1 hereto, (the “Lease Documents”) including the “Lease” therein described; all defined terms in this Certificate shall have the same meanings as set forth in the Lease unless otherwise expressly set forth herein. The undersigned Tenant hereby certifies that it is the tenant under the Lease. Tenant hereby further acknowledges that it has been advised that the Lease may be collaterally assigned in connection with a proposed financing secured by the Property and/or may be assigned in connection with a sale of the Property and certifies both to Landlord and to any and all prospective mortgagees and purchasers of the Property, including any trustee on behalf of any holders of notes or other similar instruments, any holders from time to time of such notes or other instruments, and their respective successors and assigns (the “Beneficiaries”) that as of the date hereof:

1. The information set forth in attached Schedule 1 is true and correct.

2. Tenant is in occupancy of the Premises and the Lease is in full force and effect, and, except by such writings as are identified on Schedule 1, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the Premises, whether oral or written.

3. All conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed.

4. Tenant is not in default under the Lease Documents, Tenant has not received any notice of default under the Lease Documents, and, to Tenant’s knowledge, there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Tenant under the Lease Documents.

5. Tenant has not paid any Rent due under the Lease more than thirty (30) days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any Rent due and payable under the Lease except as set forth in Schedule 1.

6. To Tenant’s knowledge, there are no uncured defaults on the part of Landlord under the Lease Documents, Tenant has not sent any notice of default under the Lease Documents to Landlord, and there are no events which have occurred that, with the giving of notice and/or the passage of time, would result in a default by Landlord thereunder, and that at the present time Tenant has no claim against Landlord under the Lease Documents.

7. Except as expressly set forth in Part G of Schedule 1, there are no provisions for any, and Tenant has no, options with respect to the Premises or all or any portion of the Property.

8. No action, voluntary or involuntary, is pending against Tenant under federal or state bankruptcy or insolvency law.

C-1

9. The undersigned has the authority to execute and deliver this Certificate on behalf of Tenant and acknowledges that all Beneficiaries will rely upon this Certificate in purchasing the Property or extending credit to Landlord or its successors in interest.

10. This Certificate shall be binding upon the successors, assigns and representatives of Tenant and any party claiming through or under Tenant and shall inure to the benefit of all Beneficiaries.

IN WITNESS WHEREOF, Tenant has executed this Certificate this          day of                     , 2        .

OCUGEN, INC.

By:
Title:

C-2

SCHEDULE 1 TO TENANT ESTOPPEL CERTIFICATE

Lease Documents, Lease Terms and Current Status

A.	Date of Lease:

B.	Parties:

C.	Landlord:

1.	Tenant:

2.	Premises:

D.	Modifications, Assignments, Supplements or Amendments to Lease:

E.	Commencement Date:

F.	Expiration of Current Term:

G.	Option Rights:

H.	Security Deposit Paid to Landlord: $

I.	Current Minimum Annual Rent: $

J.	Current Annual Operating Expenses: $

K.	Current Total Rent: $

L.	Square Feet Demised:

SCHEDULE 1

EXHIBIT “D”

CLEANING SCHEDULE

I.	OFFICE AREA

A.	Nightly (Monday through Friday — Holidays excepted):

1.	Empty wastepaper baskets, ashtrays, and refuse receptacles.

2.	Dust sweep hard surface flooring.

3.	Vacuum carpeted areas and rugs.

4.	Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, desk equipment, telephones, windowsills and induction unit tops within normal reach.

5.	Clean and sanitize all drinking fountains.

B.	Weekly:

1.	Remove finger marks from stairways, elevator and utility closet doors and light switches.

C.	Monthly:

1.	Wash and wax resilient tile floors.

D.	Quarterly:

1.	Do high dusting not reached in daily cleaning, to include:

(a)	pictures, frames, charts, graphs, and similar wall hangings.

(b)	all vertical surfaces, such as walls, partitions, doors and bucks not reached in nightly cleaning.

E.	Annually:

1.	Wash all light fixtures.

2.	Dry clean drapes and wash venetian blinds, whichever is supplied by Landlord on exterior windows.

II.	LAVATORIES

A.	Nightly:

1.	Sweep and wash floors with approved germicidal detergent solution.

2.	Wash and polish all mirrors, powder shelves, dispensers, receptacles, light work, flushometers, piping and toilet seat hinges.

3.	Wash both sides of toilet seats, wash basins, bowls, and urinals with approved germicidal detergent solution.

4.	Remove finger marks and smudges from toilet partitions, ventilating grills, and tile walls.

5.	Empty and clean towel and sanitary disposal receptacles, remove waste to disposal areas.

6.	Replenish paper towel, toilet tissue, soap and sanitary napkin dispensers.

B.	Monthly:

1.	Wash partitions and tile walls.

2.	Wash all waste receptacles with approved germicidal solution.

III.	PEST EXTERMINATION

Maintain pest extermination as needed

D-1

EXHIBIT “E”

PAYMENT RIDER

All Minimum Annual Rent, Annual Operating Expenses and other sums, fees and charges payable under the Lease shall be paid by good check or wire transfer of immediately available federal funds, to Landlord as follows:

If remitted by U.S. Mail:

Remitter address:

RV OP 1 LP

PO Box 780297

Philadelphia, PA 19178-0297

Overnight address:

RV OP 1 LP

LOCKBOCK - 780297

WELLS FARGO BANK

MAC Y1372-045

401 MARKET STREET

Philadelphia, PA 19106

If remitted by wire transfer:

Wells Fargo Bank, N.A.

San Francisco, CA

ABA Number: 121000248

Account Number: 4125837021

Account Name: RV OP 1 LP — DACA

Landlord may elect to institute a direct payment requirement upon notice given to Tenant in which event Tenant shall provide such information and complete such authorizations as Landlord may reasonably require for ACH transfers.

E-1

EXHIBIT “F”

TENANT IMPROVEMENT SPECIFICATIONS

[Attached d2 Plan]

F-1

LEGEND:

D2

D2 INTERIORS, INC

SUITE 150

1ST FLOOR

Test Fit Plan

TF1